UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 1, 2011

AquaLiv Technologies, Inc.

(Exact name of registrant as specified in its charter)

Nevada	0-17953	38-3767357
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4550 NW Newberry Hill Road, Suite 202, Silverdale, WA 98383

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (360) 473-1160

INFRARED SYSTEMS INTERNATIONAL

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425).

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12).

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)).

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)).

(1)

Item 4.02 Non-Reliance On Previously Issued Financial Statements Or A Related Audit Report Or Completed Interim Report

On December 1, 2011, the Company’s independent accountant and management identified that the financial statements prepared following the Company’s merger with Focus Systems, Inc. had material errors and should no longer be relied upon. Errors in the financial statements included the incorrect accounting of the purchase of Focus Systems, Inc., incorrect classification in its statement of cash flows, and accounting for the non-controlling interest of AquaLiv, Inc. The audit committee or equivalent has informed the independent auditor of these errors.  Registrant immediately commenced preparation of amendments to the effected reports, which would contain the revised financials upon which the public could rely.  Following is a list of quarterly and annual reports that should no longer be relied upon and which will be amended and refiled:

Quarterly report for period ended June 30, 2010

Annual report for period ended September 30, 2010

Quarterly report for period ended December 31, 2010

Quarterly report for period ended March 31, 2011

Quarterly report for period ended June 30, 2011

Registrant has instituted an amended internal procedure that includes a review by an independent accountant, management, and directors, or a combination thereof, to approve and authorize the filing of any report to the Commission.

(2)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AQUALIV TECHNOLOGIES, INC.

Date: December 13, 2011

By: /s/ William M. Wright

William M. Wright, President